Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-138926 and No. 333-163060 and Form S-8 No. 333-161186) of Five Star Quality Care, Inc., and in the related prospectus of our report dated September 30, 2011, relating to the audit of the combined financial statements of the Indiana Communities for the year ended December 31, 2010 included in this Current Report (Form 8-K) of Five Star Quality Care, Inc.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
October 3, 2011